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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 30, 2004 (except for Notes 16 and 17 as to which the date is May 20, 2005), with respect to the combined financial statements of Owens-Illinois Plastic Container Business included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-125173) and related Prospectus of Graham Packaging Company, L.P., and GPC Capital Corp. I, for the registration of 8 1/2% Senior Notes due 2012 and 9 7/8% Senior Subordinated Notes due 2014.

ERNST & YOUNG LLP
Toledo, Ohio July 7, 2005

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM